UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

RELIV’ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-19932	37-1172197
(Commission File Number)	(IRS Employer Identification No.)

136 Chesterfield Industrial Boulevard	Chesterfield, Missouri 63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (636) 537-9715

                Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Reliv International, Inc. (the “Company”) was held on Thursday, May 17, 2012 at 9:00 a.m. Central Daylight Savings Time at the corporate headquarters of the Company located at 136 Chesterfield Industrial Boulevard, Chesterfield, Missouri.

The following actions were submitted and approved by a vote of the stockholders of the Company:

1.	Election of seven directors; and

2.	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2012.

Stockholders of record at the close of business on March 15, 2012 were entitled to vote. A total of 10,428,739 shares were represented by proxy or in person at the Annual Meeting, which constituted more than 83% of the Company’s issued and outstanding shares of common stock. These shares were voted on the matters presented at the Annual Meeting as follows:

1.	For the election of directors:

Name	For	Against	Abstentions and Broker Non-Votes

Robert L. Montgomery	7,273,313	99,250	3,056,176

Carl W. Hastings	7,308,525	63,538	3,056,676

Stephen M. Merrick	7,278,839	92,224	3,057,676

John B. Akin	7,132,492	232,341	3,063,906

Denis St. John	7,190,501	174,332	3,063,906

Michael D. Smith	7,068,446	265,822	3,094,471

John M. Klimek	7,099,350	253,140	3,076,249

2.	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2012.

For	Against	Abstentions and Broker Non-Votes

10,390,462	20,084	18,193

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Relìv International, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Chesterfield, State of Missouri, on May 22, 2012.

RELIV’ INTERNATIONAL, INC.

By:	/s/ Steven D. Albright
Steven D. Albright
Chief Financial Officer